As filed with the Securities and Exchange Commission on September 3, 2008
Registration No. 333-110207

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TEPPCO Partners, L.P. TE Products Pipeline Company, LLC TCTM, L.P. TEPPCO Midstream Companies, LLC Jonah Gas Gathering Company Val Verde Gas Gathering Company, L.P.	Delaware Texas Delaware Texas Wyoming Delaware	76-0291058 26-0431046 76-0595522 26-0431134 83-0317360 48-1260511
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(713) 381-3636
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Patricia A. Totten
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(713) 381-3636
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Paul F. Perea
Baker Botts L.L.P.
One Shell Plaza, 910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
THIS POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE.

PURPOSE OF AMENDMENT
Termination of Offering and Removal of Securities from Registration
     Pursuant to the Registration Statement on Form S-3 (File No. 333-110207)(the “Registration Statement”), TEPPCO Partners, L.P., TE Products Pipeline Company, LLC, formerly known as TE Products Pipeline Company, Limited Partnership, TCTM, L.P., TEPPCO Midstream Companies, LLC, formerly known as TEPPCO Midstream Companies, L.P., Jonah Gas Gathering Company and Val Verde Gas Gathering Company, L.P. (the “Registrants”), registered the offering from time to time of limited partnership units, debt securities and guarantees of debt securities up to a maximum aggregate offering price of $2,000,000,000.
     The Registrants do not intend to sell any more of the registered securities pursuant to the Registration Statement, and the offering contemplated by the Registration Statement with respect to the Registrants has terminated. Pursuant to the undertakings in Item 17 of the Registration Statement, the Registrants are removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all of the $205,086,250 remaining securities registered, but unsold, under the Registration Statement.

Signature
     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 3, 2008.

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC, its general partner

By:	/s/ Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

TE PRODUCTS PIPELINE COMPANY, LLC

By: TEPPCO GP, Inc., its managing member

By:	/s/ Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

TCTM, L.P.

By: TEPPCO GP, Inc., its general partner

By:	/s/ Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

TEPPCO MIDSTREAM COMPANIES, LLC

By: TEPPCO GP, Inc., its managing member

By:	/s/ Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

VAL VERDE GAS GATHERING COMPANY, L.P.

By: TEPPCO NGL Pipelines, LLC, its general partner

By:	/s/ Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

JONAH GAS GATHERING COMPANY
By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on September 3, 2008.
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as general partner of TEPPCO PARTNERS, L.P.

Signature	Title
/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ William G. Manias William G. Manias	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Murray H. Hutchinson Murray H. Hutchinson	Chairman and Director
/s/ Michael B. Bracy Michael B. Bracy	Director
/s/ Donald H. Daigle Donald H. Daigle	Director
/s/ Richard S. Snell Richard S. Snell	Director
TEPPCO GP, INC., as managing member of TE PRODUCTS PIPELINE COMPANY, LLC and TEPPCO MIDSTREAM COMPANIES, LLC and as the general partner of TCTM, L.P.

/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ William G. Manias William G. Manias	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ Patricia A. Totten Patricia A. Totten	Vice President, General Counsel, Secretary and Director
TEPPCO NGL PIPELINES, LLC, as general partner of VAL VERDE GAS GATHERING COMPANY, L.P.

/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ William G. Manias William G. Manias	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ Patricia A. Totten Patricia A. Totten	Vice President, General Counsel, Secretary and Director

JONAH GAS GATHERING COMPANY

/s/ Michael Smith Michael Smith	President (Principal Executive Officer)
/s/ Mark G. Stockard Mark G. Stockard	Treasurer (Principal Financial and Accounting Officer)
/s/ John N. Goodpasture John N. Goodpasture	Management Committee Member
/s/ Gil H. Radtke Gil H. Radtke	Management Committee Member
/s/ William G. Manias William G. Manias	Management Committee Member
Thomas M. Zulim	Management Committee Member